                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Nutri/System, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ......................................................................

     2)  Aggregate number of securities to which transaction applies:

         ......................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ......................................................................

     4)  Proposed maximum aggregate value of transaction:

         ......................................................................

     5)  Total fee paid:

         ......................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         .......................................................

     2)  Form, Schedule or Registration Statement No.:

         .......................................................

     3)  Filing Party:

         .......................................................

     4)  Date Filed:

         .......................................................

                            [LOGO] nutri/system(R)

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2001



To the Stockholders of
Nutri/System, Inc.:

     The Annual Meeting of Stockholders of Nutri/System, Inc. (the "Company") will be held at 11:00 a.m., local time, on Friday, May 11, 2001, at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, for the following purposes:

     1. To elect five directors of the Company to hold office until the Company's 2002 Annual Meeting of Stockholders and until their successors are duly elected;

     2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for its 2001 fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on April 5, 2001, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company's Annual Report for the year ended December 31, 2000, is being mailed to stockholders together with this Notice.

     If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed form of proxy in the envelope provided.

                                By Order of the Board of Directors,


                                Brian D. Haveson,
                                President and Chief Executive Officer

Horsham, Pennsylvania
April 9, 2001

                              NUTRI/SYSTEM, INC.
                                PROXY STATEMENT


     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about April 9, 2001, are furnished in connection with the solicitation by the Board of Directors of Nutri/System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., local time, on Friday, May 11, 2001 and at any adjournment, postponement or continuation thereof, at the Company's principal executive offices at 202 Welsh Road, Horsham, Pennsylvania 19044.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposal referred to in the Notice of Annual Meeting and for the election of the nominees for director named below. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefore, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     Only holders of Common Stock of record at the close of business on April 5, 2001, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 5, 2001, the Company had outstanding 28,735,974 shares of Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum.

     As of April 5, 2001, Brian D. Haveson and HPF Holdings, Inc., who are included in the table herein under "Beneficial Ownership of Common Stock," beneficially owned in the aggregate 15,578,500 shares, or approximately 54.2%, of the Company's outstanding Common Stock. Such stockholders have advised the Company that they will vote their shares for the election of Brian D. Haveson, Michael E. Heisley, Frederick C. Tecce, Donald R. Caldwell and Dean J. Bozzano as directors, and for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for its 2001 fiscal year. Accordingly, Mr. Haveson, Mr. Heisley, Mr. Tecce, Mr. Caldwell and Mr. Bozzano will be elected as directors and the appointment of Arthur Andersen LLP as independent public accountants for the Company for its 2001 fiscal year will be ratified regardless of the votes of the Company's stockholders other than HPF Holdings, Inc. and Brian D. Haveson.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide that the number of members of the Company's Board of Directors shall be as fixed by the Board of Directors from time to time. The number of members of the Board of Directors is currently fixed at five.

     Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office and each director elected to fill a vacancy will serve for the unexpired term of his predecessor and until his successor is duly elected. The five nominees for director receiving the largest number of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Votes withheld and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     The names of the nominees for director, together with certain information regarding them, are set forth below.



                                               Director
          Name                         Age       Since
          ----------                   ---       -----

          Brian D. Haveson              37        1999
          Michael E. Heisley            63        1999
          Frederick C. Tecce            65        1999
          Donald R. Caldwell            54        2000
          Dean J. Bozzano               41        2000


     Brian D. Haveson has served as President, Chief Executive Officer and as a member of the Board of Directors of the Company since its formation in August 1999. Mr. Haveson was President of Nutri/System L.P. (the "Partnership"), a predecessor of the Company, from 1997 until 1999 and was Chief Financial Officer of the Partnership from 1993 until 1997. For five years prior thereto, Mr. Haveson was a Manager in the Corporate Recovery Services Practice of Arthur Andersen LLP. His work encompassed numerous industries, including retail, manufacturing, trucking, printing, financial services and health care, assisting with turnarounds and restructurings for over 20 companies.

     Michael E. Heisley has been a director of the Company since its formation in August 1999. Mr. Heisley is principally engaged as President and Chief Executive Officer of Heico Acquisitions. Mr. Heisley is also Chairman and Chief Executive Officer of The Heico Companies LLC, and Chairman of the Boards of Pettibone LLC, Davis Wire Corporation and Tom's Foods, Inc., and is Vice Chairman of Robertson-Ceco Corporation. Since 1979 Mr. Heisley has acquired or started over 30 operating companies and has substantial or complete ownership interest in a group of businesses with over $1 billion in annual revenues. From 1973 until 1978 Mr. Heisley was President of SI Handling Systems, Inc. and from 1971 to 1973 he was Vice President of Sperry Univac (now Unisys) where he was responsible for integrating the RCA Computer Division into Univac. From 1960 until 1971, Mr. Heisley held a series of management positions with RCA.

     Frederick C. Tecce has been a director of the Company since its formation in August 1999. Mr. Tecce is of counsel to the law firm of Klett Lieber Rooney & Schorling. Prior to joining Klett Lieber in 1996 he had been of counsel to the law firm of Pepper Hamilton LLP since 1993.

     Donald R. Caldwell has been a director of the Company since March 2000.
Mr. Caldwell has been Chairman and Chief Executive Officer of Cross Atlantic Capital Partners, Inc., a venture capital management firm, since 1999. From 1996 to 1999 Mr. Caldwell was President and Chief Operating Officer of Safeguard Scientifics, Inc., an Internet holding company, and from 1993 to 1996 he was Executive Vice President of Safeguard Scientifics, Inc.

     Dean J. Bozzano has been a director of the Company since May 2000. Since May 1999 Mr. Bozzano has been a principal of Magnum Capital, LLC, a venture capital firm based in Phoenix, Arizona. From January 1996 to January 2000 Mr. Bozzano also served as Chief Operating Officer of Sterling Capital, Ltd., an investor in various early and middle stage operating companies. From March 1990 to December 1995 Mr. Bozzano was a partner with Arthur Andersen LLP, where he was primarily responsible for starting Arthur Andersen LLP's International Corporate Recovery Services practice.

Board and Committee Meetings

     The Board of Directors met on three occasions in 2000. Each director, except Mr. Michael Heisley, who missed one Board meeting, attended at least 75% of all Board and applicable committee meetings during 2000.

     The Board of Directors has an Audit Committee that consists of Messrs. Tecce, Caldwell and Bozzano. The Audit Committee is responsible for establishing and reviewing the Company's internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee met one time in 2000.

     The Board of Directors has a Compensation Committee that consists of Messrs. Tecce, Caldwell and Bozzano. In 2000 the Board of Directors performed the functions of the Compensation Committee. The Compensation Committee did not meet separately in 2000.

     The Board of Directors does not have a standing Nominating Committee. The Board of Directors performs the function of a Nominating Committee.

Compensation of Directors

     The Company does not pay its directors cash compensation other than reimbursement for expenses they incur in attending meetings. In May 2000 Directors other than Mr. Haveson and Mr. Heisley each received an option grant of 20,000 shares under the 2000 Equity Incentive Plan for Outside Directors and Consultants. Each option has an exercise price of $6.00 per share and is exercisable in four equal installments on the first, second, third and fourth anniversaries of the date of grant. The options expire ten years from the date of grant.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of April 5, 2001 the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer and (iv) all directors, nominees for director and executive officers of the Company as a group.

                                                                   Shares                     Percent of
Name                                                             Beneficially                Outstanding
of Beneficial Owner                                                 Owned(1)                Common Stock
----------------------------------------------------------------------------------------------------------
5% Holders:

HPF Holdings, Inc. (2) ....................................         8,200,000                    28.5%
Michael E. Heisley
2075 Foxfield Road
St. Charles, IL 60174

Brian D. Haveson (3) ......................................         7,378,500                    25.7
202 Welsh Road
Horsham, PA 19044


Directors and Nominees for Directors (4):

Frederick C. Tecce (5) ....................................           875,000                     3.0

Donald R. Caldwell (6) ....................................           605,000                     2.1

Dean J. Bozzano (7) .......................................             5,000                      *


Executive Officers (8):

Deborah A. Gallen (9) .....................................           185,000                      *

James D. Brown (10) .......................................           110,000                      *

Brendon Perero (11) .......................................            66,666                      *

Joseph J. DiBartolomeo, Ph.D. (12) ........................             1,666                      *

All directors, nominees for directors
and executive officers as a group .........................        __________                 _______
(9 persons) (13) ..........................................        17,426,832                    60.6%
                                                                   ==========                 =======

__________________

*  less than 1%.

(1) Information supplied by officers, directors and principal stockholders or based upon filings, if any, with the Securities and Exchange Commission (the "Commission") by each person. Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has or shares "voting power," which includes the power to vote, or to direct the voting of, such securities, or "investment power," which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

(2) According to a Schedule 13D dated February 27, 2000 filed with the Commission by Michael E. Heisley and HPF Holdings, Inc., Mr. Heisley is the sole stockholder and President of HPF Holdings, Inc. and therefore both Mr. Heisley and HPF Holdings, Inc. are deemed to own such shares beneficially.

(3) Includes a total of 42,000 shares held by members of Mr. Haveson's immediate family, as to which shares Mr. Haveson disclaims beneficial ownership.

(4)  Excludes directors and nominees for directors listed under "5% Holders."

(5) Includes a total of 20,000 shares held by members of Mr. Tecce's immediate family, as to which shares Mr. Tecce disclaims beneficial ownership. Also includes an option to purchase 5,000 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(6) Includes 500,000 shares held by CRX Investments I, L.P., a limited partnership of which Mr. Caldwell is a limited partner and Cross Atlantic Capital Partners, Inc. is the general partner. Mr. Caldwell is the Chief Executive Officer and a principal stockholder of Cross Atlantic Capital Partners, Inc. and therefore may be deemed to own such shares beneficially. Also includes an option to purchase 5,000 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(7) Includes an option to purchase 5,000 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(8)  Excludes executive officers listed under "5% Holders."

(9) Includes a total of 20,000 shares held by members of Ms. Gallen's immediate family, as to which shares Ms. Gallen disclaims beneficial ownership.

(10) Includes an option to purchase 90,000 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(11) Includes an option to purchase 66,666 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(12) Includes an option to purchase 1,666 shares of Common Stock that is exercisable within 60 days of April 5, 2001.

(13) Includes a total of 82,000 shares held by members of the immediate families of such persons, as to which shares such persons disclaim beneficial ownership. Includes options to purchase 173,332 shares of Common Stock that are exercisable within 60 days of April 5, 2001.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during its 1999 (from the Company's formation in August 1999) and 2000 fiscal years to the Company's Chief Executive Officer and those of its executive officers which received more than $100,000 in total salary and bonus during 2000. No other executive officer of the Company received more than $100,000 in total salary and bonus during 2000.


                          Summary Compensation Table
                          --------------------------

                                                                       Long-Term
                                              Annual Compensation     Compensation
                                              --------------------    ------------
                                                                        Awards
                                                                       --------
                                                                      Securities      All Other
Name and                                        Salary                Underlying     Compensation
Principal Position                    Year      ($)(1)      Bonus($)   Options(#)        ($)(2)
----------------------------------    ----      -------     --------  ------------   -------------

Brian D. Haveson..................    2000      250,000        ---           ---             ---
    President and Chief               1999       67,308        ---           ---       8,200,000 (3)
    Executive Officer

Deborah A. Gallen.................    2000      108,402        ---        20,000             ---
    Vice President of E-Commerce

James D. Brown....................    2000      130,055        ---       100,000           3,000
    Chief Financial Officer

Brendon Perero....................    2000      120,027        ---        40,000           2,769
    Chief Information Officer


_________________

(1) Mr. Haveson, Ms. Gallen and Mr. Perero commenced employment in August 1999, while Mr. Brown commenced employment in November 1999.

(2) Unless otherwise indicated, the amounts in this column consist of matching contributions made by the Company under its qualified tax deferred defined contribution retirement plan.

(3) In addition to his cash compensation, in 1999 Mr. Haveson received 8,200,000 shares of the Company's Common Stock, valued at $1.00 per share, in consideration for his transfer to the Company of his 7.5% interest in NSDirect, now a wholly owned subsidiary of the Company. This issuance of shares to Mr. Haveson was treated as a compensation expense for accounting purposes only.

Option Grants

     The following table shows all options to acquire shares of the Company's Common Stock granted during 2000 to the named executive officers:

                                                         Stock Option Grants in Last Fiscal Year
                                                                   Individual Grants
                                                                   -----------------

                                                Number of
                                               Securities
                                               Underlying        % of Total Options                                   Grant
                                                 Options        Granted to Employees    Exercise     Expiration   Date Present
Name                                         Granted (#) (1)       in Fiscal Year    Price ($/Sh)      Date      Value ($) (2)
----                                         --------------    --------------------  -----------    ----------   -------------
Brian D. Haveson................                   ---                  0.0%              ---              ---            ---

James D. Brown..................                70,000                  5.9%             5.00           3/1/10        125,500
                                                30,000                  2.5%             1.60         10/24/10         33,000

Brendon Perero..................                20,000                  1.7%            13.50          6/28/10        188,800
                                                20,000                  1.7%             1.60         10/24/10         22,000

Deborah A. Gallen...............                20,000                  1.7%             1.60         10/24/10         22,000

Joseph J. DiBartolomeo..........                 5,000                  0.4%             2.50          1/14/10          4,450
                                                20,000                  1.7%            13.50          6/28/10        188,800
                                                45,000                  3.8%             1.60         10/24/10         49,500

_________________

(1) Each option is has an exercise price per share equal to 100% of the estimated fair market value of the Company's Common Stock on the grant date. Each option is exercisable in three equal cumulative installments commencing on the first, second and third anniversaries of the grant date, assuming that the option holder remains an employee of the Company. The Company has not granted any stock appreciation rights.

(2) The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in the Company's audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: no dividend yield; expected stock price volatility of 0.1%-66.5%; risk-free interest rate of 5.25%-6.32% and expected life of seven years. These are not projections, and therefore there is no guarantee that the Company's assumptions will be the actual stock price volatility or the risk-free interest rate over the next ten years. There will be no gain to the named executives, however, if the per share market price of the Company's Common Stock does not increase or declines.

Options Exercised and Year-End Option Values

     The following table sets forth information with respect to options held at December 31, 2000 by the named executive officers of the Company:


                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option Values(1)

                                      Number of Securities                  Value of Unexercised
                                     Underlying Unexercised                 In-the-Money Options
                                   Options at Fiscal Year End            at Fiscal Year End ($) (2)
                                   --------------------------            --------------------------

Name                            Exercisable      Unexercisable        Exercisable        Unexercisable
----                            -----------      -------------        -----------        -------------
Brian D. Haveson                     ---                 ---                ---                  ---

James D. Brown...............     90,000             210,000                ---                  ---

Brendon Perero...............     66,666             173,334             12,500               25,000

Deborah A. Gallen............        ---              20,000                ---                  ---

_______________

(1)  No options were exercised by the named executive officers during 2000.

(2) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock on December 29, 2000 (the last day of trading for 2000), multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock on December 29, 2000, as reported on the Nasdaq National Market, was $1.19 per share.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations received from reporting persons, the Company believes that during January 1, 2000 through December 31, 2000, all filing requirements applicable to these persons were complied with, except that the Form 3 for Donald R. Caldwell was not filed timely and it has since been filed.

                     COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee Report

     In the section below, we describe our financial and accounting management policies and practices.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Donald R. Caldwell, Frederick C. Tecce and Dean J. Bozzano (Chairman).

     Responsibilities.   The responsibilities of the Audit Committee include
recommending to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's Consolidated Financial Statements in accordance with generally accounting standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

     Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with the Audit Committees."

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants, Arthur Andersen LLP, the firm's independence. The Audit Committee also considered the compatibility of the provision of non-audit services by Arthur Andersen LLP with the maintenance of Arthur Andersen LLP's independence.

     Summary. Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

This report is submitted by the Audit Committee on March 26, 2001.

                                    Dean J. Bozzano (Chairman)
                                    Frederick C. Tecce
                                    Donald R. Caldwell

Audit and Related Fees

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services for the audit of the Company's annual Consolidated Financial Statements for 2000 and the review of the Consolidated Financial Statements included in the Company's Forms 10-Q for 2000 were $72,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Arthur Andersen LLP to the Company for financial information systems design and implementation in 2000.

     All Other Fees. The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP in 2000, including fees for tax advisory services and fees in connection with proposed funding transactions, were $99,500.

Report of the Board of Directors on Compensation Matters

     In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of the Company's Chief Executive Officer and executive management team.

     Compensation Philosophy. In developing the Company's executive compensation policies, we relied on two principal objectives: (1) attracting and retaining talented officers and (2) motivating officers to achieve corporate goals that enhance stockholder value.

     In 2000 the paramount corporate goal was to create stockholder value by rapidly increasing revenues and profitability while operating within the Company's funding constraints. Accordingly, we emphasized stock options as tool for attracting, retaining and incentivizing executive management.

     Cash Compensation. The Board of Directors authorized guidelines for base compensation for executive management after reviewing compensation information for firms of similar size and growth prospects in the Philadelphia region. The Company's goal is to provide a reasonably competitive level of base compensation.

     In light of the Company's requirement to carefully manage cash resources in order to purse its business strategy, the Company did not provide any cash bonus compensation for executive management team in the year 2000 or, to date, any increases in base compensation increases for the year 2001.

     Working closely with Mr. Haveson, we will carefully monitor cash compensation practices during 2001. Going forward, the Board of Directors expects that cash compensation will be linked to factors such as corporate financial and operating performance measures as well as the achievement of individual executive performance objectives.

     Stock Options. The Board of Directors strongly believes that stock options motivate executive management and other employees to identify with stockholder interests and maximize stockholder value. With the adoption of the 1999 and 2000 Equity Incentive Plans, the Company granted stock options to a large proportion of the Company's employees. All stock options have a per share exercise price equal to the fair market value of the Company's Common Stock on the grant date. To date, options granted to employees vest in three equal annual installments.

     The number of options granted to each officer and the vesting schedule are determined based on a variety of factors, including (1) the executive's position at the Company, (2) his or her individual performance and (3) the number of options the executive already holds. In 2000, the full Board of Directors relied upon these factors to approve stock option grants for the named executive officers and all other employees.

     Compensation of the Chief Executive Officer. During 2000, Mr. Haveson received a salary of $250,000. In light of the Company's need to carefully manage cash resources in order to pursue its business strategy, Mr. Haveson requested that the Board of Directors not provide him with cash bonus compensation for fiscal year 2000. In addition, Mr. Haveson currently will forego any increase in base compensation. While Mr. Haveson has been granted no stock options, the Board of Directors believe his interests are aligned with stockholders by virtue of his direct ownership of 7,336,500 shares of Common Stock or 25.5% of the Common Stock outstanding.

     Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, the Company generally receives a federal income tax deduction for compensation paid to any of its named executive officers if the compensation is less than $1,000,000 during any fiscal year or is "performance-based" under Section 162(m). Under these rules, all compensation paid to the Company's named executive officers is tax deductible.

This report is submitted by the Board of Directors on March 26, 2001.

                                    Frederick C. Tecce
                                    Donald R. Caldwell
                                    Dean J. Bozzano
                                    Brian D. Haveson
                                    Michael E. Heisley

Compensation Committee Interlocks and Insider Participation

     During the year 2000, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on its Compensation Committee.

                               STOCK PERFORMANCE

     The following graph shows a comparison of cumulative total return since June 16, 2000 (the date the Company became listed on the Nasdaq National Market) for the Company's Common Stock, the Russell 2000 Index and the Dow Jones Consumer Services Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG NUTRI/SYSTEM, INC., THE DOW JONES
              CONSUMER SERVICES INDEX AND THE RUSSELL 2000 INDEX



                               INSERT GRAPH HERE
                               -----------------


                                      6/16/00    12/29/00
                                      -------    --------
Nutri/System, Inc..................      100         8
Dow Jones Consumer Services Index..      100        52
Russell 2000 Index.................      100        94


                      CERTAIN RELATED PARTY TRANSACTIONS

     From time to time, the Company purchases food from Tom's Foods, Inc., a vendor that is an affiliate of Mr. Heisley, and vitamins and supplements from HPF, L.L.C., a vendor that is an affiliate of Mr. Heisley and Mr. Haveson. During the Company's 2000 fiscal year, the aggregate amount of food purchases was approximately $286,000 and the aggregate amount of vitamin and supplement purchases was approximately $56,000. Such transactions were effected on terms no less favorable to the Company than those made available to independent third parties.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended December 31, 2000. The Board of Directors has reappointed Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2001 subject to ratification thereof by the stockholders. Absent instructions to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for its 2001 fiscal year. The Company has been advised by Arthur Andersen LLP that none of its members or associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries. The ratification of the appointment of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. An abstention will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Shares held by a broker or nominee that does not have the discretion to vote in the absence of specific instructions from the beneficial owner, or "broker non-votes," will not be counted in determining the number of votes necessary for approval.

     A representative of Arthur Andersen LLP will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 2000 is being mailed to the Company's stockholders with this Proxy Statement.


                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Horsham, Pennsylvania, not later than December 10, 2001.

     Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 20, 2002, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2002 proxy statement.

                                OTHER PROPOSALS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.


                              By Order of the Board of Directors,


                              Brian D. Haveson,
                              President and Chief Executive Officer
April 9, 2001

                     Appendix A - Audit Committee Charter


                       CHARTER OF THE AUDIT COMMITTEE OF
                 THE BOARD OF DIRECTORS OF NUTRI/SYSTEM, INC.



Purpose

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public and others who rely thereon, the Company's systems of internal accounting and financial controls, the selection, evaluation and retention of independent auditors and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the independent auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board.

Membership

     The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition shall satisfy the requirements of the Audit Committee Policy of the Nasdaq Stock Market. Accordingly, all of the members shall be directors:

     . who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     . who are financially literate or who shall become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.

Key Responsibilities

     The Committee's role is one of oversight, and the Committee recognizes that the Company's management is responsible for the preparation and publication of the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Committee recognizes that financial management, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

     . The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     . As a whole, or through the Committee chair, the Committee shall review with the independent auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61; this review shall occur prior to the Company's release of quarterly financial information and filing of the Form 10-Q.

     . The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

     .    The Committee shall:

          . request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

          . discuss with the independent auditors any such disclosed relationship and the impact thereof on the independent auditors' independence; and

          . recommend that the Board take appropriate action to oversee the independence of the independent auditors.

     . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditors.

                               Nutri/System, Inc.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby constitutes and appoints Brian D. Haveson and James D. Brown, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Nutri/System, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, on Friday, May 11, 2001 at 11:00 a.m., local time, and at any adjournment, postponement or continuation thereof, as follows:

   1. ELECTION OF DIRECTORS.

      [_] FOR all nominees listed below

      [_] WITHHOLD AUTHORITY to vote for the nominees listed below

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the following list:

     Brian D. Haveson, Michael E. Heisley, Frederick C. Tecce, Donald R.
       Caldwell, Dean J. Bozzano.

   2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

    [_] FOR      [_] AGAINST      [_] ABSTAIN

             -----------------------------------------------------
                     (Please date and sign on reverse side)

   (Continued from other side)

   3. In their discretion, the proxy holders, on behalf of and at the discretion of the Board of the Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to SEC Rules, and any adjournment, postponement or continuation thereof.

   This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted "FOR" each director nominee, and "FOR" the ratification of Arthur Andersen LLP as the independent public accountants of the Company.

   This proxy should be dated, signed by the stockholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                              ----------------------------
                                              Signature

                                              ----------------------------
                                              Signature

                                              ----------------------------

                                              Dated: _______________, 2001